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                                                                   EXHIBIT 99.3

                       Sizeler Property Investors, Inc.

                           NOTICE OF EXCHANGE OFFER
                            CUSIP Number 830137AA3

                         Dated:           , 2002


 Offer to Exchange     % Convertible Subordinated Debentures due July 15, 2009


     and/or     % Series B Cumulative Redeemable Preferred Stock for

   all Outstanding 8% Convertible Subordinated Debentures due July 15, 2003
                                      of
                       Sizeler Property Investors, Inc.

   THE EXCHANGE OFFER WILL EXPIRE AT 8:00 A.M., NEW YORK CITY TIME, ON
       , 2002 UNLESS THE EXCHANGE OFFER IS EXTENDED. TENDERS MAY BE WITHDRAWN PRIOR TO 8:00 A.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.


                                                                    , 2002


To Our Clients:

   Enclosed for your consideration are the Prospectus and a form of Letter of Transmittal (together with the Prospectus, the "Exchange Offer") relating to the offer by Sizeler Property Investors, Inc. ("Sizeler") to exchange new debentures and shares of Series B preferred stock for your 8% convertible subordinated debentures due July 15, 2003 ("old debentures") that are validly tendered, not withdrawn, and accepted, in this Exchange Offer. Holders can select the form of consideration that they will receive for their old debentures from the following two options:

    % Convertible Subordinated Debentures due July 15, 2009: $1,000 in
principal amount of     % convertible subordinated debentures due July 15,
2009 for every $1,000 in principal amount of old debentures tendered under
this option, up to a maximum of $           in aggregate principal amount of
new debentures.


    % Series B Cumulative Redeemable Preferred Stock: 40 shares of     %
Series B Cumulative Redeemable Preferred Stock for every $1,000 in principal amount of old debentures tendered under this option.


   If holders of old debentures choose to validly tender, in the aggregate,
more than $           in principal amount of old debentures in exchange for
new debentures, the Exchange Agent will exchange the new debentures for old debentures on a pro rata basis. Old debentures tendered for new debentures that are not accepted because of proration may, at the option of the holder, be exchanged for shares of Series B preferred stock or returned to the holder.

   This material is being forwarded to you as the beneficial owner of old debentures held by us for your account but not registered in your name. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender old debentures with respect to old debentures held by us for your account. A tender of such old debentures may be made only by us as the holder and only pursuant to your instructions.

   Accordingly, we request instructions as to whether you wish us to tender the old debentures held by us for your account.

   We urge you to read carefully the Prospectus and the Letter of Transmittal and consent before instructing us to tender your old debentures.
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   If you wish to have us tender your old debentures pursuant to the Exchange
Offer, please so instruct us by completing, executing and returning to us the instruction form that appears on the final page of this letter.

   Your instructions to us should be forwarded as promptly as possible in order to permit us to tender your old debentures in accordance with the provisions of the Exchange Offer.

   Your attention is directed to the following:

   1. The Exchange Offer is for all old debentures that are outstanding.

   2. If you desire to tender any old debentures pursuant to the Exchange Offer and receive the Exchange Offer consideration, we must receive your instructions in ample time to permit us to effect a tender of old debentures on your behalf prior to 8:00 a.m., New York City time, on the expiration date. Unless otherwise specified in your instructions, tenders of all your old debentures will be made on your behalf.

   3. You do not have to choose the same consideration option for all the debentures that you tender.

   4. Any transfer taxes incident to the transfer of old debentures from the tendering holder to Sizeler will be paid by Sizeler, except as provided in the Prospectus and the Letter of Transmittal.

                                 INSTRUCTIONS

   The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer and consent solicitation by Sizeler Property Investors, Inc. with respect to its 8% convertible subordinated debentures due July 15, 2003 (the "old debentures").

   THIS WILL INSTRUCT YOU TO TENDER OLD DEBENTURES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED PURSUANT TO THE TERMS AND CONDITIONS SET FORTH IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSENT.

A. [_]Tender all of my old debentures for the     % Convertible Subordinated
      Debentures due July 15, 2009.


B. [_]Tender all of my old debentures for shares of     % Series B Cumulative
      Redeemable Preferred Stock.


C. [_]I hold more than $1,000 in aggregate-principal amount of old debentures and I wish to make a mixed election as to form of consideration.

(1)                : The principal amount of old debentures being tendered for
    the     % Convertible Subordinated Debentures due July 15, 2009.


(2)                : The principal amount of old debentures being tendered for
    shares of     % Series B Cumulative Redeemable Preferred Stock.


(3) : Total principal amount of old debentures being tendered for this mixed election. (This amount is the total of items C(1) and C(2) above and must be equal to the total principal of old debentures being tendered.)

   Note: Tendering debentureholders should check the appropriate box above to indicate which consideration option they have chosen under the Exchange Offer. Check one box only. Tendering debentureholders who check box (A), (B) or (C) will be deemed to be tendering all of their old debentures for the chosen consideration option. Tendering debentureholders who check box (C) should insert the appropriate principal amount of old debentures which they have chosen to tender for each consideration option in the space next to the appropriate consideration option.
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   In the event of proration of new debentures. If you are a holder of old debentures and you elect to tender your old debentures in exchange for new debentures, please complete the following. You may elect to receive either of the following two options in the event (i) holders of old debentures choose to
validly tender more than $           in aggregate principal amount of old
debentures resulting in the pro rata distribution of new debentures for old debentures and (ii) your old debentures tendered for new debentures are not accepted for exchange of new debentures. Please indicate your selection by marking the appropriate box below.


A. [_]Check this box if, in the event of proration of new debentures, you want your old debentures not accepted for exchange for new debentures exchanged for shares of Series B preferred stock.

B. [_]Check this box if, in the event of proration of new debentures, you want your old debentures not accepted for exchange for new debentures withdrawn and returned to you.


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                                          Date
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Signature(s)                              Area Code and Telephone Number

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                                          Tax Identification or Social
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Please Print Name(s)                      My Account Number with You

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Address